Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2005, except for Note 3 which is as of May 13, 2005, relating to the consolidated financial statements of Vernalis plc, which appears in Vernalis plc’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
April 20, 2006